Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 19, 2017 relating to the financial statements, which appear in Prima BioMed Ltd’s Annual Report on Form 20-F for the year ended June 30, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

October 19, 2017

PricewaterhouseCoopers, ABN 52 780 433 757

One International Towers Sydney, Watermans Quay, Barangaroo NSW 2000,

GPO BOX 2650 Sydney NSW 2001

T: +61 2 8266 0000, F: +61 2 8266 9999, www.pwc.com.au